Exhibit 4.1

A BRITISH COLUMBIA BUSINESS CORPORATIONS ACT COMPANY

SEE REVERSE FOR CERTAIN DEFINITIONS

in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the

Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver,

British Columbia.

C0000000230 | M

**SPECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.

zero****SPECIMEN58402B20600000000Med*

Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*

Biogene*Inc.zero****SPECIMEN584

02B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402

B20600000000Med*Biogene*Inc.z

ero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****

SPECIMEN58402B2060000000

0Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*

Biogene*Inc.zero****SPECIM

EN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****

SPECIMEN58402B20600000000Med*Biogene*

Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene

*Inc.zero****SPECIMEN58402B20600

000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****

SPECIMEN58402B20600000000Med*Biogene*Inc.zero****S

PECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene

*Inc.zero****SPECIMEN58402B20600000000Med*Bio

gene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med

*Biogene*Inc.zero****SPECIMEN58402B

20600000000Med*Biogene*Inc.zero****SPECIMEN58402B20600000000Med*Biogene*Inc.zero****

SPECIMEN58402B20600000000Med*Biogene*Inc.zero

SPECIMEN

**058402B20600000000Med*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****0

58402B20600000000Med*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****0584

02B20600000000Med*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****058402B

20600000000Med*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****058402B206

00000000Med*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****058402B206000

00000Med*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****058402B206000000

00Med*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****058402B20600000000M

ed*Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****

058402B20600000000Med*Biogene*Inc.zero****058402B20600000000Med*

Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****058402B20600000000Med*

Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****058402B20600000000Med*

Biogene*Inc.zero****058402B20600000000Med*Biogene*Inc.zero****058402B20600000000Med*Biogen

* * * 0 * * *

Mar 11, 2010

00000000

Number Shares

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

IS THE REGISTERED HOLDER OF

THIS CERTIFIES THAT

Dated:

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC; Toronto, ON and Computershare Trust Company, N.A. in Golden, CO.

Med Biogene Inc.

COUNTERSIGNED AND REGISTERED

COMPUTERSHARE TRUST COMPANY, N.A.

(GOLDEN)

TRANSFER AGENT AND REGISTRAR

COUNTERSIGNED AND REGISTERED

COMPUTERSHARE INVESTOR SERVICES INC.

(VANCOUVER) (TORONTO)

OR TRANSFER AGENT AND REGISTRAR

By

Authorized Officer

By

Authorized Officer

Chief Executive Officer and Director

Chairman of the Board

* * * * 0 * * * * * * * * *

* * * * * 0 * * * * * * * *

* * * * * * 0 * * * * * * *

* * * * * * * 0 * * * * * *

* * * * * * * * 0 * * * * *

CUSIP 58402B206

ISIN CA58402B2066

CSAE_WIP_CJLQ_C02.MTL.PULLS/000001/000001/i

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:
TEN COM	- as tenants in common	(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties	GIFT MIN ACT (State)
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

                                                                                                                                                                                                                 shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED:
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

“Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Plan Agreement, dated as of January 15, 2010 as such may be from time to time amended, restated, varied or replaced, between Med BioGene Inc. (the “Company”) and Computershare Investor Services Inc., as Rights Agent (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement) whether currently held or on behalf or such Person or any subsequent holder or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.”